Investor Presentation A Leading Owner, Operator & Investor August 12, 2024 SNDA NYSE Listed Second Quarter 2024

Forward-Looking Statements 2 This presentation contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024, as well as on Form 10-Q for the second quarter ended June 30, 2024, filed with the SEC on August 12, 2024, and also include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; and changes in accounting principles and interpretations. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. For information about the Company, visit www.sonidaseniorliving.com.

Non-GAAP Financial Measures 3 This presentation contains contains the financial measures (1) Community Net Operating Income and Adjusted Community Net Operating Income, (2) Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin, (3) Adjusted EBITDA, (4) Revenue per Occupied Unit (RevPOR), (5) Revenue per Available Unit (RevPAR), (6) Adjusted Operating Expenses, (7) Same-Store amounts for these metrics and (8) amounts including the Company’s pro-rata share of its Joint Ventures for these metrics, all of which are not calculated in accordance with U.S. GAAP. Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP included in our Form 8k filing with this presentation. Community Net Operating Income and Community Net Operating Income Margin are non-GAAP performance measures for the Company’s consolidated owned portfolio of communities that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and impacts the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, gain(loss) on extinguishment of debt, gain(loss) on disposition of assets, long-lived asset impairment, and loss on non-recurring settlements with third parties. The Community Net Operating Income Margin is calculated by dividing Community Net Operating Income by resident revenue. Adjusted Community Net Operating Income and Adjusted Community Net Operating Income Margin are further adjusted to exclude the impact from non-recurring state grant funds received. The Company believes that presentation of Community Net Operating Income, Community Net Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core consolidated owed portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the consolidated owned communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and impacts the comparability of performance between periods. Community Net Operating Income, Net Community Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded general and administrative expenses are necessary to operate the Company and oversee its communities; (ii) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (iii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iv) the Company may incur income/expense similar to those for which adjustments are made, such as gain (loss) on debt extinguishment, gain(loss) on disposition of assets, loss on settlements, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results. Same-Store Net Operating Income and Same-Store Net Operating Income Margin are non-GAAP performance measures for the Company’s portfolio of 61 owned continuing communities that the Company defines as net income (loss) excluding: general and administrative expenses, interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, depreciation and amortization expense, long-lived asset impairment, gain on extinguishment of debt, loss from equity method investment, and other income (expense), net. The Company believes that presentation of Same-Store Net Operating Income and Same-Store Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core portfolio of 61 owned continuing communities, to review the Company’s comparable historic and prospective core operating performance of the 61 owned continuing communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and that management believes impact the comparability of performance between periods. Same-Store Net Operating Income and Same-Store Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain(loss) on sale of assets, gain(loss) debt extinguishment, loss on equity method investment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

Sonida Overview

Senior Living Owner, Operator & Investor in the U.S. 5 ü Owner and operator of independent living, assisted living and memory care communities; 70 owned (8 through JV) and 12 managed on behalf of third-party owners ü Only pure-play senior living C-corp owner and manager (zero lease exposure) allowing for high financial and operational flexibility to take advantage of the compelling consolidation opportunity ü Growing portfolio spread across 20 states and concentrated in markets with attractive demographic trends: population growth, income growth and increased chronic medical conditions relative to the 75+ age group ü Signature activity programming (Joyful LivingTM life enrichment), personalized care plans (Magnolia TrailsTM memory care ) and elevated meal & dining service (Grove MenuTM) ü Company focused on organic growth through continuous community operational improvements and excellence as well as disciplined external accretive growth through acquisitions, joint ventures and third-party management contracts ü Proactive management of debt and effective weighted average interest rate of 4.98% 9 XX XX XX 31.1% Consecutive Qtr Revenue Growth 13 Consecutive Qtr Occupancy Growth 90% Private Pay Residents ~4,500 Total Employees 86.2% Weighted Avg Occupancy (Q1) ~9,000 Resident Capacity82 Geographically Concentrated Portfolio Communities Weighted Average Occupancy Private Pay Residents Consecutive Quarters Occupancy Growth Consecutive Quarters Resident Rent Rate Growth Year-over-Year Community NOI Growth Total Employees Aggregate Resident Capacity (1) Total Operating Portfolio as of July 1, 2024 (2) Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q2 2024 and excludes May 9, 2024 acquisition of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities in OH, MO & KY through a JV Total Communities Under Management (1) Same-Store Communities (2)

Continued Strategic Execution in Q2 6 Operational Performance Capital Structure Management Acquisitions (1) Clinical / Resident Programming (1) Includes July 1, 2024 acquisition of four communities through a JV (2) Excludes the August 2024 loan modification on Baytown, TX and Rosemont, TX communities and related $10M delevering impact on the discounted payoff option NOI Q2’24: $17.7M vs Q2’23: $13.5M 9 Geographically strategic communities with an average price per unit of less than $125k Q2’24 net equity raise: ~$17.4M Debt Balance (2) 6/30/24: $581.2M vs 6/30/23: $640.6M 19% Decrease in resident move-outs from Q1’24 to Q2’24

YTD Highlights & Accomplishments

Occupancy / Rent Rates	- Q2'24 same-store Weighted Average Occupancy of 86.2% - +230 bps vs Q2'23; +30 bps vs Q1'24 - March 2024: Portfolio-wide annual average rate increase of 6.3% on an all-in basis
Investments in Growth and Support Infrastructure	- Expansion of underwriting and business development functions to address increased deal flow - Creation of "Operational Excellence" department to support transitions, training and portfolio-wide performance initiatives - Total incremental cost of personnel additions accretive to G&A as a percentage of revenue - Appointment of Max Levy to newly created Chief Investment Officer role (effective June 1)
Strategic Portfolio Growth	- April - July 2024: Company deepens and expands its geographically-clustered footprint through acquisitions in Ohio (1) alongside additional acquisitions as part of a JV in Texas (3), Ohio (2), Missouri (2), Kentucky (1) and Georgia (1) - Portfolio quality continues to strengthen with newer vintage, high-quality real estate at significant discounts to replacement cost - June - August 2024: Expanded management portfolio with 3 communities transitioned to Sonida from a REIT partner
Discounted Debt Repurchase	- February 2024: Purchased $77.4M worth of loans (including accrued interest) on 7 owned communities for $40.2M, representing a 48% discount on the outstanding principal balance - August 2024: Loan modification on 2 owned communities: revised maturities and DPO option for $18.5M, representing a 36% discount on the outstanding principal balance of $28.7M
Equity Infusions	- February 2024: Private placement raise of $47.75M (including investment from largest shareholder Conversant Capital) with ~$25M used for acquisitions and working capital - April - July 2024: Launched ATM (At-the-Market) securities program with a $75M capacity to fund identified acquisitions; to date, sold 667,502 shares at weighted average price of $29.08, representing ~$18.9M of net proceeds to the Company

Find your joy here.

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Sonida Senior Living Footprint 8 15+ Communities 5 - 14 Communities < 5 Communities Managed Owned Portfolio Mix by State Portfolio Mix by Acuity Diversified and Balanced Portfolio Across High-Growth Markets and Acuity Settings 82 Communities (1) (70 Owned / 12 Managed) 8,148 Units Across 20 States (1) 4,532 Employees (1) (3,000 FT / 1,532 PT) (1) Total Operating Portfolio (owned and managed) as of July 1, 2024, includes May 9, 2024 acquisition of one community [100 units] in Macedonia, Ohio; May 29, 2024 JV acquisition of four communities [464 units] in OH, MO & KY; July 1, 2024 JV acquisition of four communities [326 units] in TX & GA % of Total Q2’24 Portfolio Units (Owned, JVs & Managed Units) (1) TX 24% OH 19% IN 12%WI 7% Other 38% % of Total Q2’24 Portfolio Units (Owned, JVs & Managed Units) (1) AL 46% IL 40% MC 14%

Power of Unique “Owner-Operator-Investor” Model 9 Full Control of Operations Fully integrated operating platform: No reliance on third-party property management Unified team structure increases efficiencies and brings senior decision makers closer to assets Ability to implement fast-paced operational changes and drive market-by-market labor and purchasing efficiencies through scale Value-drivers: Industry Recovery + Company-specific Operational Improvements Portfolio recovery surpassing industry pace with occupancy above pre-pandemic levels Developed tools to better manage lead funnel, labor and resident care Enhanced resident experience with proprietary Joyful LivingTM life enrichment, Magnolia TrailsTM memory care and Grove MenuTM dining Growth-drivers: Balance Sheet Investments + Third-party Management Contracts Restructuring experience informs creative capital stack solutions for distressed sellers and operating expertise allows for asset acquisitions requiring significant operational turnarounds Strategic acquisitions focused on existing and complementary markets, create operating efficiencies Growth of management contracts with select third-party owners allow leverage of operational capabilities and enhanced ROIC with asset-light earnings growth Uniquely Structured and Positioned to Aggressively Invest in Dislocated Senior Living Landscape to Grow and Create Value ü Pure-play focus on senior living ü Ability to fully control operations and reinvest excess capital as a C-corp ü Exclusively an owner and manager of senior living assets (no leases increasing fixed cost base)

Growth Drivers in 2024 and Beyond Significant acquisition opportunities tied to limited capital availability across the sector; banks, private equity sponsors, and management companies all represent current target relationships Company specific operational improvements led by new management initiatives (labor, sales efficiency, rate optimization, length of stay, Group Purchasing Organization (GPO) utilization, etc.) to drive further margin improvement Ability to scale G&A at the corporate level and within existing geographies that are right-sized for a company approximately 2x larger Continued industry recovery driven by lack of new supply, high construction costs and robust demand to drive occupancy and rate growth 10

Financial Performance & Highlights

Q2 2024 Financial Comparisons - Same-Store Communities(1) 12 $ in millions, except RevPAR and RevPOR Q2’24 Q2’23 Q2’24 vs Q2’23 YoY Change (%) Q1’24 Q2’24 vs Q1’24 QoQ Sequential Change (%) 86.2% 83.9% 230 bps 85.9% 30 bps $3,673 $3,300 11.3% $3,557 3.3% $4,263 $3,932 8.4% $4,140 3.0% $62.7 $57.0 10.0% $60.7 3.3% $45.0 $43.5 3.4% $45.8 (1.7)% $17.7 $13.5 31.1% $14.9 18.8% 28.2% 23.7% 450 bps 24.5% 370 bps $13.1 23.1% (1) Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q2 2024 and excludes May 9, 2024 acquisition of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities in OH, MO & KY through a JV (2) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities) (3) There were no non-recurring state grants in Q2’24 or Q1’24 Sequential QoQ Community NOI growth of $2.8M or 18.8%

Proactive Management of Debt (as of June 30, 2024) 13 (in millions) Fixed Rate Maturities Variable Rate Maturities Insurance & Other Recurring Principal Payments Total Weighted Rate 2024 - - $2.7 $0.7 $3.4 4.94% 2025 $30.6(1) - $0.6 $1.0 $32.2 5.04% 2026 $220.1 - - $2.2 $222.3 5.02% 2027(3) - $112.9 - $3.7 $116.6 5.48% 2028 - - - $3.8 $3.8 5.33% 2029+ $142.7 $66.6 - $0.3 $209.5 5.33% Totals $393.3 $179.5 $3.3 $11.6 $587.8 71% Fixed Rate Debt 4.98% Effective Weighted Avg. Interest Rate 100% Of Variable Rate Debt is Hedged Fixed Rate Debt (2) Eff i e Wei t vg. Interest Rate Variable Rate is Hedged (1) Excludes the August 2024 loan modification on Baytown, TX and Rosemont, TX communities and related $10M delevering impact on the discounted payoff option (2) Insurance & Other included in fixed rate debt calculation (3) Assumes the Company exercises right to extend Ally Term Loan maturity by 1 year

84.4 75.6 78.2 81.2 81.5 81.9 82.7 83.4 83.9 84.0 84.0 84.9 85.9 85.9 86.2 84.7 76.7 79.7 82.2 82.2 83.4 84.1 84.9 84.6 85.3 85.1 86.8 86.4 86.9 87.9 Q4 '19 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1' 23 Q2' 23 Q3' 23 Q4' 23 Q1' 24 Q2' 24 Weighted Average Occupancy End of Period Spot Occupancy 13 Consecutive Quarters of Same-Store Occupancy(1) Growth 14 Quarterly Occupancy (in %) Pandemic low point (1) Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q2 2024 and excludes May 9, 2024 acquisition of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities in OH, MO & KY through a JV Pre-pandemic

Q2 2024 Same-Store Revenue(1) Highlights • March 1, 2024 portfolio-wide annual average rate increase of 6.3% on an all-in basis; 7.3% excluding Medicaid supported and ancillary fee revenues • Sonida has shown 9 consecutive quarters of QoQ growth • Sequentially, Q2’24 Resident rent rates increased $105 or 2.7% compared to Q1’24 and $342 or 9.4% compared to Q2’23 • Re-leasing spreads continue positive trend despite significant increases to average rates • Enhanced Independent Living programming recently introduced to support future rate expansion 15 Resident Rent Base Rate Changes (2) (2) Includes Private Pay and Medicaid rent only Trend Re-leasing Spread Resident Rate Rent Trend Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 4.7% 2.3% 2.6% 2.0% 0.3% $3,398 $3,417 $3,513 $3,631 $3,751 $3,767 $3,868 $3,973 0.7% 0.5% 2.8% 3.4% 3.3% 0.4% 2.7% 2.7% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 09/ 202 2 12/ 202 2 03/ 202 3 06/ 202 3 09/ 202 3 12/ 202 3 03/ 202 4 06/ 202 4 Rate QoQ % Change (1) Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q2 2024 and excludes May 9, 2024 acquisitions of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities in OH, MO & KY through a JV Level of Care Revenue Growth Level of Care fees increased $188K or 5.4% sequentially due to the new Memory Care pricing structure Discounts and Concessions Continue to Decline Q2'24 Q1'24 Difference % Change $3.7 $3.5 $0.2 5.4% (in $ millions) Care Level Q2'24 Q2'23 Difference % Change Independent Living 2,861 2,676 186 6.9% Assisted Living 4,330 3,914 416 10.6% Memory Care 6,074 5,523 552 10.0% Blended Total 3,973 3,631 342 9.4% $1,174K $949K $915K $935K $927K $917K $874K $872K 2.4% 1.9% 1.8% 1.8% 1.8% 1.7% 1.6% 1.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% $0K $200K $400K $600K $800K $1,000K $1,200K $1,400K 09/2 022 12/2 022 03/2 023 06/2 023 09/2 023 12/2 023 03/2 024 06/2 024 Discounts & Concessions % of Revenue

Same-Store Revenue Growth Continues to Outpace Labor Costs 16 Labor Costs Trend as a Percent of Revenue (1) (2) (1) Exclude benefits. Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q2 2024 and excludes May 9, 2024 acquisition of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities in OH, MO & KY through a JV (2) Amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods • 1H’24 labor costs as a percent of revenue were 44.0% compared to 46.0% for full year 2023 • Q2’24 down 320 basis points compared to Q2’23 • Q2’24 labor costs as a percent of revenue are down 240 basis points compared to Q1’24: $24.2M $25.2M $25.6M $25.2M $26.0M $27.2M $27.0M $27.4M $26.9M 47.0% 48.0% 47.9% 46.1% 46.0% 46.4% 45.5% 45.1% 42.8% 40% 41% 42% 43% 44% 45% 46% 47% 48% 49% $0.0M $5.0M $10.0M $15.0M $20.0M $25.0M $30.0M 06/2022 09/2022 12/2022 03/2023 06/2023 09/2023 12/2023 03/2024 06/2024 Direct Labor Contract Labor Other Labor % of Revenue Category Q2'24 Q1'24 Difference Direct Labor 34.4% 35.6% 1.2% Contract Labor 1.0% 0.6% (0.4%) Other Labor 7.5% 9.0% 1.5% Total 42.8% 45.1% (2.3%)

Same-Store Non-Labor Operating Cost Holding Steady 17 Total Operating Expense Excluding Labor(1) Costs Trend (1) Amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods. Data presented for Same-Store community owned senior housing portfolio includes operating results and data for 61 communities consolidated as of Q2 2024 and excludes May 9, 2024 acquisition of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities in OH, MO & KY through a JV • As a percent of revenue, Q2’24 expense was 140 basis points lower than 2023 annual average • Q2’24 utility costs as a percent of revenue were down 130 basis points when compared to Q1’24 • Outside referral fees decreased $136k, or 14%, from Q1’24 to Q2’24 as a result of Company’s initiative to drive more internally-sourced leads $15.9M $16.0M $16.2M $16.6M $15.7M $15.9M $14.9M $16.7M $16.5M 30.9% 30.4% 30.4% 30.3% 27.8% 27.2% 25.1% 27.5% 26.2% 20% 22% 24% 26% 28% 30% 32% $13,500 $14,000 $14,500 $15,000 $15,500 $16,000 $16,500 $17,000 06/2 022 09/2 022 12/2 022 03/2 023 06/2 023 09/2 023 12/2 023 03/2 024 06/2 024 Non-Labor Operating Expense % of Revenue

External Accretive Growth Strategy

U.S. Senior Housing Trends: Continued Favorable Set-Up 19 Data sourced from US Census, NIC MAP, Green Street and PWC Emerging Trends in Real Estate® 2024 Senior Housing Demand Senior Housing Supply -Total U.S. 80+ population anticipated to grow by 36.5%+ through 2030- 700 750 800 850 900 950 ' 1 9 ' 2 0 ' 2 1 ' 2 2 ' 2 3 ' 2 4 Occupied Senior Housing Units (000s) - Top 99 Markets Capital Market Dislocation Creating Motivated Sellers and Accelerating M&A Environment Enhanced pressure on lenders and owner/operators to solve capital structure challenges: • Lenders seeking to reduce construction financing exposure and stabilize loan books • $10 billion - $14 billion of senior housing loans maturing in the next 24 months • 10-year loans issued in 2008 and 2009 had five-year interest-only covenants, and amortization of the principal is now being added to debt service costs • In 2023, senior housing public debt had a 7.0% default rate and non-public debt had a 4.3% default rate Highest on record Demographic-driven Demand Acceleration + Decelerating Supply + Market Dislocation = High NOI Growth Potential 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2009Q1 2010Q1 2011Q1 2012Q1 2013Q1 2014Q1 2015Q1 2016Q1 2017Q1 2018Q1 2019Q1 2020Q1 2021Q1 2022Q1 2023Q1 Senior Housing Starts Average -Q4’23 senior housing construction starts down 82% from peak- 3.7% 3.3% 3.1% 7.3% 5.3% 4.8% 4.4% 7.1% 10.5% 18.5% 24.8% 30.8% 36.5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2024 2025 2026 2027 2028 2029 2030 80+ Demographic Growth Rates - Census Bureau Projections ‘24-’30 80+ Pop. YoY Increase 80+ Pop. % Increase vs. 2023

Three-Pronged Disciplined External Accretive Growth Approach Target Profiles Key Attributes I. Balance Sheet Acquisitions -Traditional owner / operator model -Underperforming assets with distressed capitalization -Newer assets -Single assets in existing portfolio footprint or larger strategic portfolios -Distressed lender pipeline -Near-term maturities / poor LTVs -Seller-financed or low leverage -Turn-around assets require over-capitalization for working capital -Many off-market, relationship-based opportunities -Attractive + assumable debt opportunities but mostly debt-market constrained II. Joint Ventures -Capital stack refresh with future value recovery / creation -Opportunity to recapitalize / reduce outstanding debt -Newer assets -Portfolio opportunities -Promote structure allows Sonida to earn additional returns on equity with strong operating performance -Aligns Sonida capital with additional sponsors to scale RE ownership and deliver growth + management fee income III. Management Contracts -Under-performing assets -Lenders, REITS, funds, and management transition -Strategic, programmatic relationships -Limited or no equity required -Marginal incremental G&A required -Management incentive fee structure for alignment -Expanded density and scalability in existing Sonida MSAs Structure 20

Balance Sheet Acquisition (Sonida 100%) 21 Location: Macedonia, OH Region: Midwest Units: 100 Services: AL and MC Date Acquired: May 9, 2024 Vintage: 2015 high-quality physical asset Purchase Price: $10.7M; 43% discount to in-place senior loan balance at approximately $105k per unit Summary: • Same affluent submarket as existing Sonida community; acquisition provides complementary product offering to existing footprint, allowing for greater penetration and increased operating efficiencies • Going in NOI slightly positive with underwritten stabilized cap rate in the low double-digits • Specific operational turnaround plan and implementation of Sonida systems and processes expected to yield significant NOI growth from asset’s current marginally positive position

KZ Family Ventures JV Acquisition (Sonida 33%) 22 Locations: Cincinnati, OH (1), Cleveland, OH (1), Kansas City, MO (1) and Louisville, KY (1) Regions: Midwest and Southeast Units: 464 (4 Communities) Services: IL, AL and MC Date Acquired: May 29, 2024 Vintage: Recently constructed communities with an average age of 5 years Purchase Price: $64.0M JV purchase price, acquired at less than $140k per unit; Sonida contributed $22.3M in initial cash equity Summary: • Brings total number of OH properties to 13 • First Sonida-owned community in Kentucky (Louisville) complements regional cluster in southern IN and Cincinnati • Expected to deliver double-digit NOI through occupancy and margin improvement when stabilized • Sonida will operate the assets on behalf of JV for a market fee, leveraging deep regional support team in its Midwest division

Palatine JV Acquisition (Sonida 51%) 23 Locations: San Antonio, TX (2), Austin, TX (1) and Atlanta, GA (1) Regions: South and Southeast Units: 326 (4 Communities) Services: AL and MC Date Acquired: July 1, 2024 Vintage: Recently constructed or redeveloped communities (average of 7 years ago) Purchase Price: $34.7M JV purchase price, acquired at approximately $107k per unit; Sonida contributed $6.4M in initial cash equity Summary: • Brings total number of TX-owned properties to 19 • First Sonida-owned community in Atlanta, strengthening Southeast presence • Expected to deliver double-digit NOI at stabilization through local sales and marketing expertise and proven labor management processes • Sonida will operate the assets on behalf of JV for a market fee, leveraging its operating platform

Recent Operating Management Contracts 24 Locations: Wisconsin and Minnesota Regions: Midwest and Upper Midwest Communities: 3 Date Initiated: June 2024 (2) and August 2024 (1) Summary: • Sonida to leverage full suite of operational capabilities for near-term occupancy recovery • Management contracts allow for asset-light earnings growth Term: Five-year term with extension options at owner’s election

Target Acquisition Profile & Sourcing Channels 25 Community Profile for New Target Acquisitions and Joint Ventures Sourcing Channel Strategy Business Mix: IL/AL/MC Asset Quality Consideration Market Demographic and Competitor Profile Valuation / Cash Flow Geographic Overlay Political and Economic Climate • Balance of higher-margin IL and need-based AL/MC • Growing market demand and 75+ population • Limited competition and pipeline • Target upper-middle market • Fill-up or distressed communities require over-funded reserves • NAV and cash flow accretive • Existing footprint • Primary / secondary markets • Target Midwest, South, and Southeast • “Friendly” regulatory environment • High-quality real estate • Opportunity to reduce average age Other Lenders & BK Receivers Institutional Investors 3rd Party Owners & Developers Boots on the Ground Broker & Debt Advisors Existing Lending Relationships Other Management Companies

Appendix – Supplemental Information

A-1 Financial Overview A-2 Community NOI A-3 Net Income (Loss) Walk Forward A-4 Adjusted EBITDA Walk Forward A-5 Capitalization – as of June 30, 2024 A-6 Geographical Breakdown A-7 Financial and Key Metrics A-8 Table of Contents Sonida Investment Portfolio - Market Fundamentals

Financial Overview

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2
Summary Statistics[1]							
Resident Revenue	$ 56,606	$ 56,960	$ 59,117	$ 59,349	$ 232,032	$ 60,737	$ 63,108
Community NOI	$ 13,402	$ 13,549	$ 14,690	$ 16,750	$ 58,391	$ 14,915	$ 17,616
Community NOI Margin	23.7%	23.8%	24.8%	28.2%	25.2%	24.6%	28.0%
Same-Store Resident Revenue	**$ 56,606**	**$ 56,960**	**$ 59,117**	**$ 59,349**	**$ 232,032**	**$ 60,737**	**$ 62,739**
Same-Store Community NOI [2]	**$ 11,365**	**$ 13,549**	**$ 14,212**	**$ 16,750**	**$ 55,876**	**$ 14,915**	**$ 17,681**
QoQ Change	7.6%	19.2%	4.9%	17.9%		-10.9%	18.5%
Same-Store Community NOI Margin	**20.8%**	**23.7%**	**24.2%**	**27.4%**		**24.5%**	**28.2%**
Gain on extinguishment of debt	$ 36,339	$ -	$ -	$ -	$ 36,339	$ 38,148	$ -
Net Income (loss)	$ 24,145	$ (12,212)	$ (18,411)	$ (14,629)	$ (21,107)	$ 27,019	$ (9,816)
Adjusted EBITDA	$ 7,794	$ 7,538	$ 9,270	$ 9,302	$ 33,904	$ 9,473	$ 11,350
Adjusted EBITDA excluding grants	**$ 5,794**	**$ 7,138**	**$ 8,792**	**$ 9,302**	**$ 31,027**	**$ 9,473**	**$ 11,350**
Period Change	25.7%	23.2%	23.2%	5.8%		1.8%	19.8%
KPIs[1]							
Same-Store REVPOR	$ 3,909	$ 3,932	$ 4,061	$ 4,042	$ 3,988	$ 4,140	$ 4,263
Same-Store REVPAR	$ 3,282	$ 3,300	$ 3,446	$ 3,470	$ 3,375	$ 3,557	$ 3,673
Consolidated Weighted Average Occupancy [3]	83.9%	83.9%	84.9%	85.9%	84.6%	85.9%	85.7%
Same-Store Weighted Average Occupancy	83.9%	83.9%	84.9%	85.9%	84.7%	85.9%	86.2%
JV Weighted Average Occupancy							69.9%

Note: Dollars in 000s. Numbers may vary due to rounding

All data presented for the Company's consolidated 62 owned communities and includes the impact of the May 9, 2024 acquisition of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities through a JV, unless otherwise noted

(1) Resident Revenue, Community NOI, Community NOI Margin %, Net Income (loss), Adjusted EBITDA, REVPOR and REVPAR include the impact of non-recurring state grants earned and received in the period, as follows: Q1 2023: $2.0M, Q2 2023: $0.4M and Q3 2023: $0.5M. There were no such non-recurring state grants earned in Q1 2024 or Q2 2024

(2) Same-Store Community NOI excludes May 9, 2024 acquisitions of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities owned through an unconsolidated JV

(3) Consolidated Weighted Average Occupancy includes the acquisition of one community in Macedonia, Ohio but excludes May 29, 2024 acquisition of four owned communities through an unconsolidated JV

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A-1

Community NOI

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2
Resident Revenue							
Independent Living[1]	$ 15,054	$ 15,381	$ 15,751	$ 16,057	$ 62,243	$ 16,305	$ 16,961
Assisted Living[1]	29,054	30,038	31,007	30,984	121,082	31,742	32,877
Memory Care[1]	9,683	10,429	11,131	11,580	42,822	11,936	12,155
Community Fees	484	452	432	425	1,794	463	489
Other Income[2]	2,330	661	796	303	4,090	291	256
Same-Store Community Resident Revenue	56,606	56,960	59,117	59,349	232,031	60,737	62,739
Resident Revenue for Non Same-Store Communities	-	-	-	-	-	-	369
Adjusted Resident Revenue	56,606	56,960	59,117	59,349	232,032	60,737	63,108
Resident Revenue for Joint Ventures	-	-	-	-	-	-	799
Adjusted Resident Revenue including Joint Ventures	69,104	68,501	71,476	71,657	280,738	73,427	63,906
Adjusted Operating Expenses							
Total Labor & Related Expenses[3]	$ 25,962	$ 27,257	$ 28,109	$ 27,599	$ 108,927	$ 28,774	$ 28,006
Contract Labor	677	447	394	430	1,948	343	601
Food	2,761	2,844	3,150	3,328	12,082	3,099	3,281
Utilities	3,600	2,441	3,113	2,525	11,679	3,310	2,606
Real Estate Taxes	2,379	2,270	1,908	1,201	7,759	2,002	2,267
Advertising & Promotions	1,274	1,330	1,312	1,108	5,023	1,018	1,030
Insurance	1,137	1,191	1,318	1,327	4,973	1,313	1,302
Supplies	989	1,095	1,036	1,103	4,223	1,105	1,040
Service Contracts	1,059	1,204	961	1,045	4,269	1,441	1,370
All Other Operating Expenses	3,360	3,337	3,127	2,933	12,757	3,418	3,553
Same-Store Adjusted Operating Expense[4]	$ 43,198	$ 43,416	$ 44,428	$ 42,599	$ 173,641	$ 45,822	$ 45,058
Operating Expenses for Non Same-Store Communities							433
Adjusted Operating Expense[4]							$ 45,492
Operating Expenses for Joint Ventures							559
Adjusted Same-Store Operating Expenses including Joint Ventures[4]							$ 46,051
Net Operating Income							
Same-Store Community NOI	$ 11,365	$ 13,139	$ 14,212	$ 16,260	$ 54,977	$ 14,915	$ 17,681
Non-recurring state grant revenue	(2,037)	(411)	(478)	-	(2,926)	-	-
Net operating gain (loss) for non Same-Store communities	-	-	-	-	-	-	(65)
Consolidated Community NOI[2]	13,402	13,549	14,690	16,750	57,902	**14,915**	**17,616**
Same-Store Community NOI Margin	**20.8%**	**23.2%**	**24.2%**	**27.4%**	**24.2%**	**24.5%**	**28.2%**
Net operating gain (loss) for Joint Ventures							240
Same-Store Community NOI with Joint Ventures							**17,856**

as of June 30, 2024

5,815 Same-Store Units

153 Pro-Rata JV Units

100 Non-Same-Store Units

Note: Dollars in 000s. Numbers may vary due to rounding
(1) Includes Second Person and Level of Care fees
(2) Community NOI and Other Income include the impact of non-recurring state grants earned and received in the period
(3) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor
(4) Same-Store Adjusted Operating Expense and Adjusted Same-Store Operating Expenses including join Ventures excludes professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses

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A-2

Net Income (Loss) Walk Forward

	2023					2024	
	Q1	Q2	Q3	Q4	FY 2023	Q1	Q2
Net Income (loss)							
Consolidated Community NOI[(1)]	**$ 11,365**	**$ 13,139**	**$ 14,212**	**$ 16,260**	**$ 54,977**	**$ 14,915**	**$ 17,616**
Non-operating expenses[(2)]	(641)	(1,261)	(59)	(1,278)	(3,239)	(495)	(489)
Non-recurring state grant revenue	2,037	410	478	-	2,925	-	-
Management fees	505	531	569	586	2,191	594	720
General and administrative expense	(7,063)	(6,574)	(8,615)	(9,946)	(32,198)	(7,211)	(9,178)
Depreciation and amortization expense	(9,881)	(9,927)	(9,943)	(10,137)	(39,888)	(9,935)	(10,067)
Long-lived asset impairment	-	-	(5,965)	-	(5,965)	-	-
Interest income	194	188	139	87	608	139	387
Interest expense	(8,867)	(8,558)	(9,020)	(9,673)	(36,118)	(8,591)	(8,964)
Gain (loss) on extinguishment of debt, net	36,339	-	-	-	36,339	38,148	-
Loss from equity method investment	-	-	-	-	-	-	(35)
Other income (expense), net	189	(117)	(124)	(480)	(532)	(479)	253
Provision for income tax	(69)	(53)	(83)	(48)	(253)	(66)	(59)
Net Income (loss)	**$ 24,145**	**$ (12,212)**	**$ (18,411)**	**$ (14,629)**	**$ (21,107)**	**$ 27,019**	**$ (9,816)**
Adjustment for Non Same-Store loss							372
Adjustment for Joint Ventures loss							35
Adjustment for SSL Corporate loss							4,188
Same-Store Net Loss							**(5,221)**

Note: Dollars in 000s. Numbers may vary due to rounding
(1) Amounts are not calculated in accordance with GAAP. See page 3 for the Company's disclosure regarding non-GAAP financial measures
(2) Non-Operating Expenses include professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses

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A-3

Adjusted EBITDA Walk Forward

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2
Adjusted EBITDA							
Net income (loss)	$ 24,145	$ (12,212)	$ (18,411)	$ (14,629)	$ (21,107)	$ 27,019	$ (9,816)
Depreciation & amortization expense	9,881	9,927	9,943	10,137	39,888	9,935	10,067
Stock-based compensation expense	902	601	641	605	2,749	575	1,211
Provision for bad debt	238	96	249	568	1,151	398	483
Interest income	(194)	(188)	(139)	(87)	(608)	(139)	(387)
Interest expense	8,867	8,558	9,020	9,673	36,118	8,591	8,964
Long-lived asset impairment	-	-	5,965	-	5,965	-	-
(Gain) on extinguishment of debt, net	(36,339)	-	-	-	(36,339)	(38,148)	-
Other income	(189)	117	124	480	532	479	(253)
Provision/benefit for income taxes	69	53	83	48	253	66	59
Casualty gains / losses[1]	-	456	204	348	1,008	298	557
Transaction and conversion costs[2]	414	130	1,591	2,159	4,294	399	465
Adjusted EBITDA[3]	**$ 7,794**	**$ 7,538**	**$ 9,270**	**$ 9,302**	**$ 33,904**	**$ 9,473**	**$ 11,350**
COVID-19 expenses[4]	$ 33	$ -	$ -	$ -	$ 33	$ -	$ -
Adjusted EBITDA excluding COVID-19 Impact	**$ 7,827**	**$ 7,538**	**$ 9,270**	**$ 9,302**	**$ 33,937**	**$ 9,473**	**$ 11,350**

Note: Dollars in 000s. Numbers may vary due to rounding
(1) Casualty losses relate to non-recurring insured claims for unexpected events
(2) Transaction and conversion costs relate to legal and professional fees incurred for transactions, restructure projects or related projects
(3) Adjusted EBITDA includes pro-rata impact of JV communities
(4) COVID-19 expenses are expenses for supplies and personal protective equipment, testing of the Company's residents and employees, labor and specialized disinfecting and cleaning services

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A-4

Capitalization Summary as of June 30, 2024

Debt Summary (as of June 30, 2024)				
Lender / Servicer	Maturity	Rate Type	Interest Rate[1]	Debt Outstanding
Fannie Mae - 18	2026	Fixed	4.35%	$220,081
Fannie Mae MCF - 19	2029	Fixed	5.13%	$147,969
Fannie Mae MCF - 19	2029	Variable/Capped[2]	6.14%	$49,195
Ally - 18	2027[4]	Variable/Capped[2]	5.75%	$112,919
Mortgage Lender #1	2029	Variable/Capped[2]	6.00%	$9,417
Mortgage Lenders #2 - 4	2025-2045	Fixed	3.95%	$44,893
Insurance and Other	2024-2025	Fixed/Floating	7.80%	$3,324
Total / Wtd. Average			**4.98%**	**$587,798**

Enterprise Value	
Closing Stock Price	$27.50
Common Shares Outstanding	14,189,790
Market Capitalization	**$390,219**
Convertible Preferred Equity	**$51,248**
Total Debt[5]	$587,798
Less: Cash[3]	-$23,783
Net Debt	**$564,015**
Enterprise Value	**$1,005,482**


Net Debt (56.1%)
Components of Total Capital
Preferred Equity (5.1%)
Common Equity (38.8%)

Debt Schedule			
Year	Amortization	Paydown	Maturity
2024	($3,263)	-	-
2025	($1,589)	-	($30,580)
2026	($2,216)	-	($220,081)
2027 [4]	($3,678)	-	($112,919)
2028	($3,847)	-	-
2029+	($353)	-	($209,274)

Convertible Preferred Summary	
Amount Outstanding	$51,248
Strike Price	$40.00
Shares (*as-converted*)	1,281,205
Maturity	Perpetual
Coupon	11.0%

Note: Dollars in 000s except for share price, share count, and strike price. Numbers may vary due to rounding
(1) Weighted average interest rate
(2) Variable exposure is synthetically limited with interest rate caps on all debt. Rates reflect all-in interest rate
(3) Includes unrestricted and restricted cash
(4) Assumes Company exercises its option to extend maturity by 12 months
(5) Excludes the August 2024 loan modification on Baytown, TX and Rosemont, TX communities and related $10M delevering impact on the discounted payoff option

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A-5

3 4 9 12 8 14 16 0 5 10 15 20 40-65% 65-75 75-80 80-85 85-90 90-95 95%+ # OF COMMUNITIES / (% OF OWNED PORTFOLIO) OC CU PA NC Y % R AT ES Geographical Breakdown – Owned Communities A-6 South 18 Communities Midwest 35 Communities Greater Atlantic 8 Communities (1) Based on owned senior housing portfolio includes operating results and data for 66 communities consolidated as of Q2 2024 and includes May 9, 2024 acquisition of one community in Macedonia, Ohio and May 29, 2024 acquisition of four communities in OH, MO & KY through a JV (2) Data based on Q2’24 average Owned Communities Service Mix Distribution (1,2) Owned Communities Occupancy Distribution (1) Total Regionally Owned Portfolio - 70 Communities (as of July 1, 2024) (24%) (21%) (12%) (14%) (6%) (5%) (18%) Q2 and July 1 Acquisitions +JVs 9 Communities 11 8 1 7 24 15 0 5 10 15 20 25 30 IL AL MC IL/AL AL/MC IL/AL/MC # OF COMMUNITIES / (% OF OWNED PORTFOLIO) SE RV IC ES (23%) (36%) (11%) (2%) (12%) (17%)

T3M: Q2 Financial and Key Metrics – Same-Store Owned Communities

Resident Revenue								
Regional Location	South		Midwest		Greater Atlantic		Total	
Communities	18		35		8		61	
	$000s	% of Rev	$000s	% of Rev	$000s	% of Rev	$000s	% of Rev
Independent Living Revenue [1]	$ 8,678	51.5%	$ 6,278	17.4%	$ 2,006	20.5%	$ 16,961	27.0%
$ per occupied unit	*$2,774*		*$2,896*		*$3,252*		*$2,869*	
Assisted Living Revenue [1]	$ 5,953	35.3%	$ 22,572	62.5%	$ 4,352	44.5%	$ 32,877	52.4%
$ per occupied unit	*$4,559*		*$4,870*		*$4,830*		*$4,806*	
Memory Care Revenue [1]	$ 1,930	11.5%	$ 6,879	19.1%	$ 3,346	34.2%	$ 12,155	19.4%
$ per occupied unit	*$6,108*		*$6,091*		*$6,451*		*$6,188*	
Other Resident Revenue	$ 292	1.7%	$ 373	1.0%	$ 80	0.8%	$ 745	1.2%
Total Resident Revenue [2]	$ 16,852	100.0%	$ 36,102	100.0%	$ 9,785	100.0%	$ 62,739	100.0%
$ per occupied unit	*$3,548*		*$4,552*		*$4,804*		*$4,263*	

Community Expense [3]								
Regional Location	South		Midwest		Greater Atlantinc		Total	
Communities	18		35		8		61	
	$000s	% of Exp	$000s	% of Exp	$000s	% of Exp	$000s	% of Exp
Direct Labor & Related Payroll [4]	$ 6,351	54.9%	$ 16,909	63.8%	$ 4,490	64.3%	$ 27,751	61.6%
$ per resident day	*$44.08*		*$70.28*		*$72.68*		*$62.16*	
% of resident revenue	*38%*		*47%*		*46%*		*44%*	
Contract/Agency	$ 29	0.3%	$ 559	2.1%	$ 13	0.2%	$ 601	1.3%
$ per resident	*$18.35*		*$211.48*		*$18.63*		*$122.47*	
Food Cost	$ 1,035	8.9%	$ 1,787	6.7%	$ 459	6.6%	$ 3,281	7.3%
$ per resident day	*$7.18*		*$7.43*		*$7.43*		*$7.35*	
Advertising/Promotions	$ 270	2.3%	$ 524	2.0%	$ 236	3.4%	$ 1,030	2.3%
$ per available unit	*$139*		*$176*		*$304*		*$181*	
Insurance	$ 411	3.5%	$ 676	2.6%	$ 216	3.1%	$ 1,302	2.9%
$ per property	*$22,826*		*$19,306*		*$26,981*		*$21,351*	
Property Tax	$ 834	7.2%	$ 1,103	4.2%	$ 330	4.7%	$ 2,267	5.0%
$ per property	*$46,350*		*$31,522*		*$41,211*		*$37,168*	
Utilties	$ 878	7.6%	$ 1,350	5.1%	$ 379	5.4%	$ 2,606	5.8%
$ per available unit	*$452*		*$454*		*$487*		*$458*	
Other Expenses	$ 1,766	15.3%	$ 3,591	13.6%	$ 862	12.3%	$ 6,218	13.8%
Total Communty Expense	$ 11,574	100.0%	$ 26,498	100.0%	$ 6,984	100.0%	$ 45,058	100.0%

Community NOI								
	$000s	% of total	$000s	% of total	$000s	% of total	$000s	% of total
Community NOI	$ 5,278	29.9%	$ 9,603	54.3%	$ 2,800	15.8%	$ 17,681	100.0%
$ per occupied unit	*$1,111*		*$1,211*		*$1,375*		*$1,201*	
Community NOI Margin	*31.3%*		*26.6%*		*28.6%*		*28.2%*	

Regional Location	South		Midwest		Greater Atlantic		Total	
Communities	18		35		8		61	
Available Units								
Independent Living	1,234	64%	825	28%	217	28%	2,276	40%
Assisted Living	579	30%	1,725	58%	365	47%	2,669	47%
Memory Care	128	7%	426	14%	195	25%	749	13%
Total	**1,941**	**100%**	**2,975**	**100%**	**777**	**100%**	**5,694**	**100%**
Occupancy								
Independent Living	1,043	84%	722	88%	206	95%	1,971	87%
Assisted Living	435	75%	1,545	90%	300	82%	2,281	85%
Memory Care	105	82%	376	88%	173	89%	655	87%
Total	**1,583**	**82%**	**2,644**	**89%**	**679**	**87%**	**4,906**	**86%**
Payor Source								
	$000s	% of Rev	$000s	% of Rev	$000s	% of Rev	$000s	% of Rev
Private Pay	$ 16,763	99.5%	$ 29,451	81.6%	$ 9,508	97.2%	$ 55,722	88.8%
Medicaid	$ 89	0.5%	$ 6,651	18.4%	$ 277	2.8%	$ 7,017	11.2%
Total Resident Revenue	$ 16,852	100.0%	$ 36,102	100.0%	$ 9,785	100.0%	$ 62,739	100.0%

Note: Dollars in 000s. Numbers may vary due to rounding. Financial data presented is June 2024 trailing 3-month results.

(1) Includes Second Person Fees and Level of care fees
(2) Revenue includes non-recurring state grant revenue
(3) Adjusted Operating Expense excludes professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses
(4) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor

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A-7

Sonida Investment Portfolio - Market Fundamentals

	Sonida Owned Portfolio	Unit Inventory[3] 5 mile radius of the Company site(s)[1]			Statistics - 5 mile radius: Population Growth			Statistics - 5 mile radius: % of Population		Statistics - 5 mile radius: Demographics			Statistics - State: Population Growth			Statistics - State: % of Population		Statistics - State: Demographics		
State	Communities	Existing	Under Construction	% Increase	Total	75+	Adult Child[2]	75+	Adult Child[2]	Median HH Income	Median Home Value	Unemploy-ment %	Total	75+	Adult Child[2]	75+	Adult Child[2]	Median HH Income	Median Home Value	Unemploy-ment %
All/Wtd Avg	**70**	**964**	**26**	**+2.7%**	**+0.5%**	**+3.6%**	**+2.0%**	**8.1%**	**23.6%**	**$ 72,914**	**$ 265,013**	**4.8%**	**+0.4%**	**+2.1%**	**(0.2%)**	**7.0%**	**24.5%**	**$ 69,276**	**$ 237,299**	**4.4%**
TX	**19**	1,304	32	+2.5%	+0.8%	+4.1%	+1.0%	6.0%	22.3%	$ 75,153	$ 311,147	5.5%	+0.8%	+3.4%	+0.8%	5.6%	23.4%	$ 71,044	$ 246,575	4.6%
OH	**13**	898	24	+2.6%	+0.1%	+3.2%	(1.0%)	9.2%	25.2%	$ 75,097	$ 236,475	5.1%	+0.1%	+1.2%	(1.0%)	7.6%	25.0%	$ 66,529	$ 195,283	4.7%
IN	**12**	684	11	+1.6%	+0.6%	+3.8%	(0.1%)	7.5%	24.1%	$ 72,183	$ 200,826	4.6%	+0.4%	+1.8%	(0.5%)	7.0%	24.4%	$ 66,649	$ 198,077	4.3%
WI	**8**	476	30	+6.3%	+0.4%	+3.2%	(0.8%)	9.6%	24.6%	$ 69,413	$ 254,763	3.2%	+0.2%	+1.5%	(0.6%)	7.6%	25.4%	$ 72,140	$ 251,799	3.2%
MO	**3**	1,210	-	-	+0.3%	+3.0%	(0.0%)	7.9%	22.2%	$ 58,627	$ 230,688	3.9%	+0.2%	+1.3%	(0.7%)	7.7%	24.4%	$ 65,211	$ 213,816	4.0%
SC	**2**	538	-	-	+0.7%	+3.2%	(0.4%)	10.0%	23.6%	$ 58,214	$ 227,703	6.0%	+0.9%	+2.2%	(0.1%)	7.6%	24.9%	$ 63,228	$ 229,545	5.0%
FL	**2**	1,485	-	-	+0.3%	+2.8%	(0.9%)	10.0%	21.9%	$ 59,298	$ 237,336	6.0%	+1.0%	+2.0%	+0.1%	9.9%	25.4%	$ 65,988	$ 315,657	4.8%
AZ	**1**	296	-	-	+0.5%	+2.6%	(2.4%)	15.4%	23.0%	$ 53,035	$ 340,789	3.6%	+0.7%	+1.7%	+0.2%	8.2%	23.2%	$ 71,394	$ 343,548	5.2%
GA	**1**	1,437	-	-	+0.4%	+4.3%	+1.4%	5.5%	23.3%	$ 81,198	$ 500,000	5.5%	+0.7%	+3.1%	+0.3%	6.1%	25.1%	$ 69,291	$ 260,000	5.0%
KY	**1**	2,908	-	-	+0.3%	+3.0%	(0.1%)	9.9%	24.2%	$ 87,090	$ 361,024	4.0%	+0.2%	+1.6%	(0.7%)	7.2%	25.1%	$ 59,135	$ 183,028	5.0%
MA	**1**	1,133	-	-	-	+3.4%	(0.8%)	7.5%	23.6%	$ 55,603	$ 253,058	8.4%	+0.3%	+1.5%	(0.3%)	7.6%	26.1%	$ 98,589	$ 548,000	4.2%
MI	**1**	547	-	-	(0.1%)	+3.4%	(1.5%)	8.5%	24.6%	$ 67,023	$ 174,702	5.1%	+0.1%	+1.2%	(1.1%)	7.6%	25.4%	$ 66,667	$ 216,667	5.2%
MN	**1**	1,140	257	+22.5%	+0.7%	+5.1%	+0.7%	5.6%	26.9%	$ 128,484	$ 430,495	3.4%	+0.5%	+1.8%	(0.2%)	7.3%	24.4%	$ 84,028	$ 307,895	3.3%
MS	**1**	1,147	108	+9.4%	(0.4%)	+3.2%	(0.8%)	8.4%	23.8%	$ 63,807	$ 247,235	5.1%	(0.1%)	+1.3%	(1.0%)	7.1%	24.2%	$ 52,044	$ 151,233	6.8%
NC	**1**	493	-	-	+0.7%	+2.3%	(1.9%)	20.3%	23.5%	$ 63,690	$ 281,915	3.6%	+0.7%	+2.3%	+0.1%	7.2%	25.3%	$ 63,857	$ 244,277	4.8%
NE	**1**	1,078	-	-	+1.6%	+4.8%	+2.2%	6.0%	24.4%	$ 126,683	$ 402,105	1.7%	+0.5%	+1.8%	(0.1%)	7.2%	22.9%	$ 71,673	$ 218,831	3.3%
NY	**1**	231	-	-	+0.2%	+2.5%	(0.9%)	8.6%	15.9%	$ 65,568	$ 185,131	5.4%	-	+1.0%	(0.7%)	7.7%	25.3%	$ 81,659	$ 431,707	4.7%
VA	**1**	918	153	+16.7%	+0.1%	+3.2%	(0.4%)	7.1%	22.9%	$ 75,258	$ 318,349	4.3%	+0.5%	+2.1%	-	7.0%	25.3%	$ 85,278	$ 358,952	4.1%

Note: Dollars in 000s. Numbers may vary due to rounding.
Sonida portfolio data presented on 70 owned assets as of July 1, 2024. Data provided by NIC MAP Vision. Demographics data is current as of January 1, 2024. NIC MAP Vision Seniors Housing Inventory data is current as of the Q2 2024 Market Fundamentals update

(1) Based on an average of a 5-mile radius of SSL site
(2) Adult child reflects population between the ages of 45-64
(3) Includes independent living, assisted living, and memory care units in stand-alone and continuum communities



Tertiary Markets (34%)
Primary Markets (30%)
Secondary Markets (36%)
Market Type Classification(4)

(4) 140 Metropolitan Statistical Area ("MSA") across the country are classified by NIC MAP Vision into three market classes based on the Total Population. Demographics data in this report is current as of January 1, 2024. The largest of these markets are the Primary Markets, where NIC MAP has been tracking data since 4Q2005. These are sometimes referred to as the MAP31 as there are 31 of these markets. The next largest are the Secondary Markets, where NIC MAP has been tracking data since 1Q2008. These markets are the next 68 largest markets. Finally, Additional Markets are 41 markets located in close proximity to the 99 Primary and Secondary Markets, and help to fill gaps between these Primary and Secondary Markets. NIC MAP has tracked data in Additional Markets since 1Q2015.

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